Exhibit 10.7

ALUMIS INC.

STOCK OPTION GRANT NOTICE
(2024 PERFORMANCE OPTION PLAN)

Alumis Inc. (the “Company”), pursuant to its 2024 Performance Option Plan (as amended and/or restated as of the Date of Grant set forth below, the “Plan”), has granted to Optionholder an option to purchase the number of shares of Common Stock set forth below (the “Option”). The Option is subject to all of the terms and conditions as set forth in this Stock Option Grant Notice (the “Grant Notice”) and in the Plan, the Option Agreement, and the Notice of Exercise, all of which are attached to this Grant Notice and incorporated into this Grant Notice in their entirety. Capitalized terms not explicitly defined in this Grant Notice but defined in the Plan or the Option Agreement shall have the meanings set forth in the Plan or the Option Agreement, as applicable. If the Company uses an electronic capitalization table system (such as Carta, Pulley or Shareworks) and the fields below are blank or the information is otherwise provided in a different format electronically, the blank fields and other information (such as exercise schedule and type of grant) shall be deemed to come from the electronic capitalization system which shall be considered part of this Grant Notice.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:[1]
Exercise Schedule:	Upon vesting and Early Exercise Permitted (as provided in the Performance Condition section below).
Type of Grant:	Nonstatutory Stock Option

Vesting Schedule:

The Option will vest subject to the satisfaction of the performance-based condition (the “Performance Condition”) and the service-based condition (the “Service Condition”), as set forth below. Shares of Common Stock subject to the Option will vest on the first date upon which both the Service Condition and the Performance Condition are satisfied with respect to such shares.

Performance Condition:

The Performance Condition shall be satisfied as to: (i) 1/3 of the shares subject to the Option if, on a date prior to the date that is four years following the Vesting Commencement Date, the Share Price (as defined below) equals or exceeds $10 (the “$10 Shares”); (ii) 1/3 of the shares subject to the Option, plus the $10 Shares to the extent such shares have not yet satisfied the Performance Condition, if, on a date prior to the date that is five years following the Vesting Commencement Date, the Share Price equals or exceeds $15 (the “$15 Shares”); and (iii) 1/3 of the shares subject to the Option, plus the $10 Shares and $15 Shares, to the extent such shares have not yet satisfied the Performance Condition, if, on a date prior to the date that is six years following the Vesting Commencement Date (the “Performance End Date”), the Share Price equals or exceeds $20 (the “$20 Shares”) (each of (i), (ii) and (iii), a “Performance Target”), subject to Optionholder’s Continuous Service with the Company through achievement of each Performance Target. Shares may be exercised upon satisfaction of the applicable Performance Target. Shares subject to the Option that have not satisfied the Performance Condition on or prior to the Performance End Date shall expire immediately following the Performance End Date. Each Performance Target shall be subject to adjustment in the case of a Capitalization Adjustment or as otherwise determined by the Board. “Share Price” shall mean on or after expiration of the Lock-Up Period (as defined below) following the date that the Common Stock becomes publicly traded (a “Public Offering”), the volume-weighted average price per share of Common Stock on the New York Stock Exchange, Nasdaq Stock Market or other exchange, market or system on which the shares of the Company’s Common Stock are listed or traded, as applicable, for a period of 30-consecutive trading days. If, prior to a Public Offering, a bona fide private financing following the Company’s Series C financing (a “Post-Series C Financing”) occurs and one or more of the Performance Targets are not met, such Performance Target(s) shall be adjusted to account for any dilution resulting from such Post-Series C Financing.

1 NTD: To be 10 years from the Date of Grant.

Service Condition:

The Service Condition shall be satisfied as follows: 1/36 of each of the $10 Shares, the $15 Shares and the $20 Shares subject to the Option will satisfy the Service Condition each month for 36-months following the Vesting Commencement Date, in each case, subject to Optionholder’s Continuous Service with the Company through each applicable date.

Severance and Change in Control:

Notwithstanding anything to the contrary in the Option Agreement, if Optionholder’s Continuous Service is (i) voluntarily terminated, shares subject to the Option that have satisfied the Service Condition shall remain outstanding for 12 months following such termination and be eligible to vest upon satisfaction of the Performance Condition (or portion thereof) occurring within the 12-month period following such termination; or (ii) involuntarily terminated by the Company (or its Affiliate) without Cause or by Constructive Termination, shares subject to the Option that have satisfied the Service Condition shall remain outstanding for 24 months following such termination and be eligible to vest upon satisfaction of the Performance Condition (or portion thereof) that occurs within the 24-month period following such termination.

Upon a Change in Control, with respect to any portion of the Performance Condition that has not yet been satisfied, a number of shares subject to the Option shall satisfy the Performance Condition with respect to the corresponding Performance Target as of immediately prior to such Change in Control if the CIC Share Price (as defined below) equals or exceeds the applicable Performance Target. The “CIC Share Price” shall mean the value, as determined by the Board in its sole discretion, of the property (including cash) expected to be received by the holder of a share of Company preferred stock as a result of a Change in Control.

[ONLY INCLUDE THE BELOW FOR EXECUTIVES WITH ACCELERATION BENEFITS]

[If Optionholder’s Continuous Service with the Company is terminated by the Company (or its Affiliate) without Cause or by Constructive Termination outside of a Change in Control Period (as defined below), the Service Condition shall be deemed satisfied as to an additional 1/3 of each of the $10 Shares, the $15 Shares and the $20 Shares subject to the Option (to the extent such number of shares have not yet satisfied the Service Condition).

Upon a Change in Control, and subject to Optionholder’s Continuous Service with the Company through such date, the Service Condition shall be deemed satisfied with respect to 100% of the Option as of immediately prior to such Change in Control.

If Optionholder’s Continuous Service with the Company is terminated by the Company (or its Affiliate) without Cause or by Constructive Termination, and within 12 months following such termination, a Change in Control occurs (the “Change in Control Period”), the Service Condition shall be deemed satisfied, as of immediately prior to such Change in Control, as to 100% of the shares subject to the Option. Notwithstanding anything to the contrary in the Option Agreement, unvested shares subject to the Option shall remain outstanding following the termination of Optionholder’s Continuous Service for such period of time necessary to give effect to the foregoing.]

Optionholder Acknowledgements: By Optionholder’s signature below or by electronic acceptance or authentication in a form authorized by the Company, Optionholder understands and agrees that the Option is governed by this Stock Option Grant Notice, and the provisions of the Plan and the Option Agreement and the Notice of Exercise, all of which are made a part of this document.

By accepting this Option, Optionholder consents to receive this Grant Notice, the Option Agreement, the Plan, and any other Plan-related documents by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company. Optionholder represents that Optionholder has read and is familiar with the provisions of the Plan and the Option Agreement. Optionholder acknowledges and agrees that this Grant Notice and the Option Agreement may not be modified, amended or revised except in writing signed by Optionholder and a duly authorized officer of the Company.

Optionholder further acknowledges that in the event of any conflict between the provisions in this Grant Notice, the Option Agreement, the Notice of Exercise and the terms of the Plan, the terms of the Plan shall control. Optionholder further acknowledges that the Plan, the Option Agreement, the Notice of Exercise, and this Grant Notice set forth the entire understanding between Optionholder and the Company regarding the acquisition of Common Stock and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of other equity awards previously granted to Optionholder and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and Optionholder in each case that specifies the terms that should govern this Option.

Optionholder further acknowledges that this Grant Notice and the attachments hereto have been prepared on behalf of the Company by Cooley LLP, counsel to the Company and that Cooley LLP does not represent, and is not acting on behalf of, Optionholder in any capacity. Optionholder has been provided with an opportunity to consult with Optionholder’s own counsel with respect to this Grant Notice and the attachments hereto.

This Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Alumis Inc.		Optionholder:

By:		By:
	(Signature)		(Signature)
Title:		Email:
Date:		Date:

Attachments: Option Agreement, 2024 Performance Option Plan and Notice of Exercise

ATTACHMENT I

OPTION AGREEMENT

ALUMIS INC.

2024 Performance Option Plan

OPTION AGREEMENT
(INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, Alumis Inc. (the “Company”) has granted you an option under its 2024 Performance Option Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in this Option Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of your option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.            Vesting. Your option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service.

2.            Number of Shares and Exercise Price. The number of shares of Common Stock subject to your option and your exercise price per share in your Grant Notice will be adjusted for Capitalization Adjustments.

3.            Exercise Restriction for Non-Exempt Employees. If you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (that is, a “Non-Exempt Employee”), and except as otherwise provided in the Plan, you may not exercise your option until you have completed at least six months of Continuous Service measured from the Date of Grant, even if you have already been an employee for more than six months. Consistent with the provisions of the Worker Economic Opportunity Act, you may exercise your option as to any vested portion prior to such six month anniversary in the case of (i) your death or disability, (ii) a Corporate Transaction in which your option is not assumed, continued or substituted, (iii) a Change in Control or (iv) your termination of Continuous Service on your “retirement” (as defined in the Company’s benefit plans).

4.            Exercise prior to Vesting (“Early Exercise”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates “Early Exercise Permitted”) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option provided the applicable Performance Target has been satisfied; provided, however, that:

(a)           a partial exercise of your option will be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

1.

(b)           any shares of Common Stock so purchased from installments that have not vested as of the date of exercise will be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement;

(c)           you will enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

(d)           if your option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the shares of Common Stock with respect to which your option plus all other Incentive Stock Options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, your option(s) or portions thereof that exceed such limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options.

5.            Method of Payment. You must pay the full amount of the exercise price for the shares you wish to exercise. The permitted methods of payment are as follows:

(a)           by cash, check, bank draft, electronic funds transfer or money order payable to the Company;

(b)           subject to Company and/or Board consent at the time of exercise and provided that at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”;

(c)           subject to Company and/or Board consent at the time of exercise and provided that at the time of exercise the Common Stock is publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, will include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. You may not exercise your option by delivery to the Company of Common Stock if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock;

(d)           subject to Company and/or Board consent at the time of exercise, and provided that the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of the Option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price plus, to the extent permitted by the Company and/or Board at the time of exercise, the aggregate withholding obligations in respect of the Option exercise; provided, further that you must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment.  Shares of Common Stock will no longer be subject to the Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to you as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations;

2.

(e)           subject to the consent of the Company and/or Board at the time of exercise, according to a deferred payment or similar arrangement with you; provided, however, that interest will compound at least annually and will be charged at the minimum rate of interest necessary to avoid (A) the imputation of interest income to the Company and compensation income to the Optionholder under any applicable provisions of the Code, and (B) the classification of the Option as a liability for financial accounting purposes; or

(f)            in any other form of legal consideration that may be acceptable to the Board.

6.            Whole Shares. You may exercise your option only for whole shares of Common Stock.

7.            Securities Law Compliance. In no event may you exercise your option unless the sale of shares of Common Stock upon exercise is then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with all other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations (including any restrictions on exercise required for compliance with Treas. Reg. 1.401(k)-1(d)(3), if applicable).

8.            Term and Expiration. You may not exercise your option before the Date of Grant or after the Expiration Date set forth in your Grant Notice. Except as set forth in your Grant Notice, the term of your option expires, subject to the provisions of Section 5(h) of the Plan, upon the earliest of the following:

(a)           immediately upon the termination of your Continuous Service for Cause;

(b)           the day before the Expiration Date.

On the date that is 3 months after termination of your Continuous Service (other than for Cause) or, if sooner, on the Expiration Date set forth in your Grant Notice, any portion of your option that is not vested as of such date shall immediately expire. To the extent your option is not fully vested on the date your Continuous Service terminates, the Board may, prior to expiration of your option pursuant to the preceding sentence, take action to cause your option to become vested (in whole or in part). In no event will your option become vested after termination of your Continuous Service unless the Board takes affirmative action pursuant to the preceding sentence or unless expressly provided in a written agreement between the Company and you. In this regard, any provision of this Option Agreement, your Grant Notice or another agreement that provides for vesting upon an event (including, without limitation, a Change in Control) will be deemed to require your Continuous Service through the occurrence of such event unless such agreement clearly provides otherwise.

3.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Date of Grant and ending on the day three months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three months after the date your employment with the Company or an Affiliate terminates.

9.            Exercise.

(a)           You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours. If required by the Company, your exercise may be made contingent on your execution of any additional documents specified by the Company as more fully set forth in Section 15 below.

(b)           By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (iii) the disposition of shares of Common Stock acquired upon such exercise.

(c)           If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within 15 days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two years after the Date of Grant or within one year after such shares of Common Stock are transferred upon exercise of your option.

(d)           By exercising your option you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with applicable FINRA rules (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 9(d). The underwriters of the Company’s stock are intended third party beneficiaries of this Section 9(d) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto. You further agree that the obligations contained in this Section 9(d) shall also, if so determined by the Company’s Board of Directors, apply in (1) the Company’s initial listing of its Common Stock on a national securities exchange by means of a registration statement on Form S-1 under the Securities Act (or any successor registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission) filed by the Company with the Securities and Exchange Commission that registers shares of existing capital stock of the Company for resale (a “Direct Listing”), and (2) the Company’s completion of a merger or consolidation with a special purpose acquisition company or its subsidiary in which the Common Stock (or similar securities) of the surviving or parent entity are publicly traded in a public offering pursuant to an effective registration statement under the Securities Act, provided, in each case, that all holders of at least 5% of the Company’s outstanding Common Stock (after giving effect to the conversion into Common Stock of any outstanding Preferred Stock of the Company) are subject to substantially similar obligations with respect to such Direct Listing, merger or consolidation, as applicable.

4.

10.          Transferability. Except as otherwise provided in this Section 10, your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

(a)           Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, you may transfer your option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the option is held in the trust. You and the trustee must enter into transfer and other agreements required by the Company.

(b)           Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your option pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2) that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this option with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement. If this option is an Incentive Stock Option, this option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(c)           Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle option exercises, designate a third party who, on your death, will thereafter be entitled to exercise this option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise this option and receive, on behalf of your estate, the Common Stock or other consideration resulting from such exercise.

5.

11.          Right of First Refusal. Shares of Common Stock that you acquire upon exercise of your option are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right; provided, however, that if there is no right of first refusal described in the Company’s bylaws at such time, the right of first refusal described below will apply. The Company’s right of first refusal will expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system (the “Listing Date”).

(a)           Prior to the Listing Date, you may not validly Transfer (as defined below) any shares of Common Stock acquired upon exercise of your option, or any interest in such shares, unless such Transfer is made in compliance with the following provisions:

(i)             Before there can be a valid Transfer of any shares of Common Stock or any interest therein, the record holder of the shares of Common Stock to be transferred (the “Offered Shares”) will give written notice (by registered or certified mail) to the Company. Such notice will specify the identity of the proposed transferee, the cash price offered for the Offered Shares by the proposed transferee (or, if the proposed Transfer is one in which the holder will not receive cash, such as an involuntary transfer, gift, donation or pledge, the holder will state that no purchase price is being proposed), and the other terms and conditions of the proposed Transfer. The date such notice is mailed will be hereinafter referred to as the “Notice Date” and the record holder of the Offered Shares will be hereinafter referred to as the “Offeror.” If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding Common Stock which is subject to the provisions of your option, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares of Common Stock acquired upon exercise of your option will be immediately subject to the Company’s Right of First Refusal (as defined below) with the same force and effect as the shares subject to the Right of First Refusal immediately before such event.

(ii)            For a period of 30 calendar days after the Notice Date, or such longer period as may be required to avoid the classification of your option as a liability for financial accounting purposes, the Company will have the option to purchase all (but not less than all) of the Offered Shares at the purchase price and on the terms set forth in Section 11(a)(iii) (the Company’s “Right of First Refusal”). In the event that the proposed Transfer is one involving no payment of a purchase price, the purchase price will be deemed to be the Fair Market Value of the Offered Shares as determined in good faith by the Board in its discretion. The Company may exercise its Right of First Refusal by mailing (by registered or certified mail) written notice of exercise of its Right of First Refusal to the Offeror prior to the end of said 30 days (including any extension required to avoid classification of the option as a liability for financial accounting purposes).

(iii)           The price at which the Company may purchase the Offered Shares pursuant to the exercise of its Right of First Refusal will be the cash price offered for the Offered Shares by the proposed transferee (as set forth in the notice required under Section 11(a)(i)), or the Fair Market Value as determined by the Board in the event no purchase price is involved. To the extent consideration other than cash is offered by the proposed transferee, the Company will not be required to pay any additional amounts to the Offeror other than the cash price offered (or the Fair Market Value, if applicable). The Company’s notice of exercise of its Right of First Refusal will be accompanied by full payment for the Offered Shares and, upon such payment by the Company, the Company will acquire full right, title and interest to all of the Offered Shares.

6.

(iv)            If, and only if, the option given pursuant to Section 11(a)(ii) is not exercised, the Transfer proposed in the notice given pursuant to Section 11(a)(i) may take place; provided, however, that such Transfer must, in all respects, be exactly as proposed in said notice except that such Transfer may not take place either before the 10th calendar day after the expiration of the 30 day option exercise period or after the ninetieth 90th calendar day after the expiration of the 30 day option exercise period, and if such Transfer has not taken place prior to said 90th day, such Transfer may not take place without once again complying with this Section 11(a). The option exercise periods in this Section 11(a)(iv) will be adjusted to include any extension required to avoid the classification of your option as a liability for financial accounting purposes.

(b)           As used in this Section 11, the term “Transfer” means any sale, encumbrance, pledge, gift or other form of disposition or transfer of shares of Common Stock or any legal or equitable interest therein; provided, however, that the term Transfer does not include a transfer of such shares or interests by will or intestacy to your Immediate Family (as defined below). In such case, the transferee or other recipient will receive and hold the shares of Common Stock so transferred subject to the provisions of this Section, and there will be no further transfer of such shares except in accordance with the terms of this Section 11. As used herein, the term “Immediate Family” will mean your spouse, the lineal descendant or antecedent, father, mother, brother or sister, child, adopted child, grandchild or adopted grandchild of you or your spouse, or the spouse of any child, adopted child, grandchild or adopted grandchild of you or your spouse.

(c)           None of the shares of Common Stock purchased on exercise of your option will be transferred on the Company’s books nor will the Company recognize any such Transfer of any such shares or any interest therein unless and until all applicable provisions of this Section 11 have been complied with in all respects. The certificates of stock evidencing shares of Common Stock purchased on exercise of your option will bear an appropriate legend referring to the transfer restrictions imposed by this Section 11.

(d)           To ensure that the shares subject to the Company’s Right of First Refusal will be available for repurchase by the Company, the Company may require you to deposit the certificates evidencing the shares that you purchase upon exercise of your option with an escrow agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of exercise of your option, the Company reserves the right at any time to require you to so deposit the certificates in escrow. As soon as practicable after the expiration of the Company’s Right of First Refusal, the agent will deliver to you the shares and any other property no longer subject to such restriction. In the event the shares and any other property held in escrow are subject to the Company’s exercise of its Right of First Refusal, the notices required to be given to you will be given to the escrow agent, and any payment required to be given to you will be given to the escrow agent. Within 30 days after payment by the Company for the Offered Shares, the escrow agent will deliver the Offered Shares that the Company has repurchased to the Company and will deliver the payment received from the Company to you.

7.

12.          Option not a Service Contract. Your option is not an employment or service contract, and nothing in your option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

13.          Withholding Obligations.

(a)           At the time you exercise your option, in whole or in part, and at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b)           If this option is a Nonstatutory Stock Option, then upon your request and subject to approval by the Company, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the maximum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence will not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock will be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure will be your sole responsibility.

(c)           You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company will have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein, if applicable, unless such obligations are satisfied.

8.

14.          Tax Consequences. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option. Because the Common Stock is not traded on an established securities market, the Fair Market Value is determined by the Board, perhaps in consultation with an independent valuation firm retained by the Company. You acknowledge that there is no guarantee that the Internal Revenue Service will agree with the valuation as determined by the Board, and you will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that the valuation determined by the Board is less than the “fair market value” as subsequently determined by the Internal Revenue Service.

15.          Imposition of Other Requirements. You agree to execute further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this option. You further agree to execute, to the extent requested by the Company, at any time and from time to time, any agreements entered into with holders of capital stock of the Company, including without limitation a right of first refusal and co-sale agreement, stockholders agreement and/or a voting agreement.

16.          Notices. Any notices provided for in your option or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.

17.          Governing Plan Document. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your option and those of the Plan, the provisions of the Plan will control.

9.

ATTACHMENT II

2024 Performance Option Plan

ATTACHMENT III

NOTICE OF EXERCISE

ALUMIS INC.
NOTICE OF EXERCISE

This constitutes notice to Alumis Inc. (the “Company”) under my stock option that I elect to purchase the below number of shares of Common Stock of the Company (the “Shares”) for the price set forth below. Use of certain payment methods is subject to Company and/or Board consent and certain additional requirements set forth in the Option Agreement and the Plan. If the Company uses an electronic capitalization table system (such as Carta, Pulley or Shareworks) and the fields below are blank, the blank fields shall be deemed to come from the electronic capitalization system and is considered part of this Notice of Exercise.

Option Information

Type of option (check one):	Incentive ☐ Nonstatutory ☐
Stock option dated:
Number of Shares as to which option is exercised:
Certificates to be issued in name of:[2]

Exercise Information

Date of Exercise:
Total exercise price:
Cash:[3]
Regulation T Program (cashless exercise):[4]
Value of _________ Shares delivered with this notice:[5]
Value of _________ Shares pursuant to net exercise:[6]

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2024 Performance Option Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, (iii) if this exercise relates to an incentive stock option, to notify you in writing within 15 days after the date of any disposition of any of the Shares issued upon exercise of this option that occurs within two years after the date of grant of this option or within one year after such Shares are issued upon exercise of this option, and (iv) to execute, if and when requested by the Company, at any time or from time to time, any agreements entered into with holders of capital stock of the Company, including without limitation a right of first refusal and co-sale agreement, stockholders agreement and/or a voting agreement. I further agree that this Notice of Exercise may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

I hereby make the following certifications and representations with respect to the number of Shares listed above, which are being acquired by me for my own account upon exercise of the option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

2 If left blank, will be issued in the name of the option holder.

3 Cash may be in the form of cash, check, bank draft, electronic funds transfer or money order payment.

4 Subject to Company and/or Board consent and must meet the public trading and other requirements set forth in the Option Agreement.

5 Subject to Company and/or Board consent and must meet the public trading and other requirements set forth in the Option Agreement. Shares must be valued in accordance with the terms of the option being exercised, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

6 Subject to Company and/or Board consent and must be a Nonstatutory Option.

I further acknowledge and agree that, except for such information as required to be delivered to me by the Company pursuant to the option or the Plan (if any), I will have no right to receive any information from the Company by virtue of the grant of the option or the purchase of shares of Common Stock through exercise of the option, ownership of such shares of Common Stock, or as a result of my being a holder of record of stock of the Company. Without limiting the foregoing, to the fullest extent permitted by law, I hereby waive all inspection rights under Section 220 of the Delaware General Corporation Law and all such similar information and/or inspection rights that may be provided under the law of any jurisdiction, or any federal, state or foreign regulation, that are, or may become, applicable to the Company or the Company’s capital stock (the “Inspection Rights”). I hereby covenant and agree never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights.

I further acknowledge that I will not be able to resell the Shares for at least 90 days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the option will have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Certificate of Incorporation, Bylaws and/or applicable securities laws.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period as the underwriters or the Company will request to facilitate compliance with applicable FINRA rules) (the “Lock-Up Period”). I further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period. I further agree that the obligations contained in this paragraph shall also, if so determined by the Company’s Board of Directors, apply in (1) the Company’s initial listing of its Common Stock on a national securities exchange by means of a registration statement on Form S-1 under the Securities Act (or any successor registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission) filed by the Company with the Securities and Exchange Commission that registers shares of existing capital stock of the Company for resale (a “Direct Listing”), and (2) the Company’s completion of a merger or consolidation with a special purpose acquisition company or its subsidiary in which the Common Stock (or similar securities) of the surviving or parent entity are publicly traded in a public offering pursuant to an effective registration statement under the Securities Act, provided, in each case, that all holders of at least 5% of the Company’s outstanding Common Stock (after giving effect to the conversion into Common Stock of any outstanding Preferred Stock of the Company) are subject to substantially similar obligations with respect to such Direct Listing, merger or consolidation, as applicable.

Very truly yours,

(Signature)

Name (Please Print)

Address of Record:

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